As filed with the Securities and Exchange Commission on October 21, 2005.

Registration No. 333-118860

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-11 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

2901 Butterfield Road
Oak Brook, Illinois 60532
(630) 218-8000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Robert H. Baum, Esq.
Vice Chairman, Executive Vice President and General Counsel
The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60532
(630) 218-8000

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

With a copy to:
David J. Kaufman, Esq.
Duane Morris LLP
227 West Monroe Street
Chicago, Illinois 60606
(312) 499-6700

Approximate date of commencement of proposed sale to the public:  N/A

If this Form is filed to register additional securities for an offering pursuant to Rule 662(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

DEREGISTRATION OF COMMON STOCK

Inland Western Retail Real Estate Trust, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-118860) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on December 28, 2004, pursuant to which the Registrant registered 270,000,000 shares of its common stock, par value $.001 per share (the “Common Stock), which included 20,000,000 shares of Common Stock issuable pursuant to the Registrant’s distribution reinvestment program.  An aggregate of  179,966,477.6511 shares of Common Stock, representing $1,795,688,411.12 in offering proceeds, were sold and/or issued pursuant to the distribution reinvestment program.  At completion of the offering under the Registration Statement, there remained unsold  90,033,522.3489 shares of Common Stock, which includes 12,047,269.2121 shares of unissued Common Stock under the distribution reinvestment program.  The Registrant is filing this Post-Effective Amendment No. 5 to deregister the 90,033,522.3489 shares of Common Stock that remain unsold and/or unissued under the Registration Statement.  The Registration Statement is hereby amended to deregister such remaining shares of beneficial interest.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, Illinois, on this 21st day of October, 2005.

Inland Western Retail Real Estate Trust, Inc.

By:	/s/ Brenda G. Gujral
Bremda G. Gujral
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Brenda G. Gujral	Chief executive officer and affiliated director	October 21, 2005
Brenda G. Gujral

/s/ Steven P. Grimes	Chief financial officer, treasurer and principal	October 21, 2005
Steven P. Grimes	financial officer

/s/ Lori J. Foust	Principal accounting officer	October 21, 2005
Lori J. Foust

/s/ Robert D. Parks	Chairman of the board and affiliated director	October 21, 2005
Robert D. Parks

*	Independent director	October 21, 2005
Frank Catalano

*	Independent director	October 21, 2005
Ken Beard

*	Independent director	October 21, 2005
Paul R. Gauvreau

*	Independent director	October 21, 2005
Gerald M. Gorski

*	Independent director	October 21, 2005
Barbara A. Murphy

/s/ Roberta S. Matlin
Roberta S. Matlin

* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.